UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 15, 2025

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
Floating Rate Notes, Series CC (Senior), due May 21, 2028	USB/28	New York Stock Exchange
4.009% Fixed-to-Floating Rate Notes, Series CC (Senior), due May 21, 2032	USB/32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As U.S. Bancorp (the “Company”) previously disclosed on a Current Report on Form 8-K filed on January 28, 2025, Gunjan Kedia was appointed as the Company’s President and Chief Executive Officer, effective April 15, 2025. At its meeting on April 15, 2025, the Company’s Board of Directors determined the base salary and target annual cash incentive award that Ms. Kedia will receive in recognition of the additional duties being assumed by her in her new role. Effective as of April 16, 2025, Ms. Kedia will receive an increase in her base salary to an annualized amount of $1,200,000, and she will be eligible to receive an annual cash incentive award with a target value of 275% of her base salary.

In addition to the 2025 long-term incentive award Ms. Kedia received on February 27, 2025, which was disclosed in the January Form 8-K, the Company’s Board of Directors and its Compensation and Human Resources Committee determined to award Ms. Kedia an additional long-term incentive award in the form of performance-based restricted stock units (“PRSUs”), valued at $1,500,000 as of the grant date of April 17, 2025, under the U.S. Bancorp 2024 Stock Incentive Plan with the structure and terms of such award to reflect those previously granted to executive officers in 2025. In determining the value of the additional award, the Compensation and Human Resources Committee considered, among other factors, her official transition to the CEO role and market pay levels. Detailed information about the 2025 PRSU awards granted to the Company’s executive officers and other aspects of the Company’s executive compensation program can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed on March 5, 2025.

As the Company previously disclosed in the January Form 8-K, Andrew Cecere, the Company’s former Chairman and Chief Executive Officer, is continuing his service on the Board as Executive Chairman, effective following the Company’s annual shareholders’ meeting on April 15, 2025. At its meeting on April 15, 2025, the Board determined the terms of the compensation Mr. Cecere will receive as Executive Chairman. Effective as of April 16, 2025, Mr. Cecere will receive a base salary with an annualized amount of $1,400,000.

Effective April 15, 2025, the Board also approved an amendment to the U.S. Bank Non-Qualified Retirement Plan prior to Mr. Cecere’s transition to the Executive Chairman role. As described in the “Pension benefits” section of the Company’s 2025 Proxy Statement, Mr. Cecere is fully vested in his supplemental benefit under the plan. The amendment freezes Mr. Cecere’s supplemental benefit under the plan as of April 15, 2025. In addition, the amendment specifies that Mr. Cecere’s supplemental benefit, which will be paid in a lump sum in accordance with his prior election, will be calculated using the lump sum actuarial equivalent interest rate and mortality table in effect as of the freeze date. The terms of the plan as they apply to Mr. Cecere are not otherwise amended, and the amendment does not affect Mr. Cecere’s earned benefit under the U.S. Bancorp Cash Balance Pension Plan that will be part of his total retirement benefit as described in the “Pension benefits” section of the Company’s 2025 Proxy Statement. The amendment does not affect any other plan participants.

Additional information about the estimated amount and calculation of Mr. Cecere’s supplemental benefit under the Non-Qualified Retirement Plan is included in the “Pension benefits” section of the Company’s 2025 Proxy Statement. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment of the U.S. Bank Non-Qualified Retirement Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Senior Executive Vice President and General Counsel

Date: April 16, 2025

3